EXHIBIT 99.1

OPTIO SOFTWARE REPORTS THIRD QUARTER FINANCIAL RESULTS

Optio Maintains Year-to-Date Profitability

ATLANTA – December 5, 2003 – Optio Software, Inc. (OTCBB: OPTO.OB), a leading provider of infrastructure software that enhances the form, content, distribution and availability of business critical documents and information, today announced financial results for its third quarter ended October 31, 2003.

Third Quarter Results

For the three months ended October 31, 2003, Optio incurred a net loss of $357,000, including a $900,000 impairment charge for a note receivable, representing a loss of $0.02 per basic and diluted share. This compares to a loss of $426,000 or a loss of $0.02 per basic and diluted share for the same period last year.

Total revenues for the third quarter of 2004 were $6.4 million, compared to $6.7 million reported in the second quarter of 2004 and $7.1 million reported in the third quarter last year. License revenues in the third quarter of 2004 were $2.1 million compared to $2.5 million for the second quarter of 2004 and $2.6 million for the prior year’s third quarter. Services and maintenance revenues in the third quarter of 2004 were $4.3 million compared to $4.2 million in the second quarter of 2004 and $4.5 million in the third quarter last year.

Operating expenses were $5.2 million, including a $900,000 impairment charge for a note receivable. This compares to operating expenses of $4.7 million for the second quarter of 2004 and $5.7 million in the third quarter of 2003.

Optio currently holds a note receivable from M2 Systems Corporation (“M2”) with a principal and interest balance of $3.6 million. Under the terms of the note, M2 was required to make a payment of $100,000 on December 1, 2003. M2 has failed to make such payment and, as such, Optio believes that an impairment charge to write-down the note receivable to the fair value of the collateral supporting the note is necessary.

Optio’s cash increased to $4.4 million as of October 31, 2003 from $4.0 million as of July 31, 2003. The company had no outstanding balance on its line of credit at October 31, 2003.

The company’s days’ sales outstanding (DSOs) improved to 53 days in the current quarter compared with 54 days in the prior quarter.

Nine Months Year-to-Date Results

Total revenue for the nine months ended October 31, 2003 was $19.6 million, compared with $21.3 million for the same period last year. Software license revenue for the nine months ended October 31, 2003 was $6.6 million, compared to $8.0 million for the same period in the prior year, while services and maintenance revenue was $13.0 million in the first nine months of fiscal year 2004, as compared to $13.3 in the first nine months of fiscal year 2003.

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For the nine months ended October 31, 2003, total operating expenses declined from $19.2 million in the nine months ended October 31, 2002 to $14.5 million in the nine months ended October 31, 2003, including the $900,000 impairment charge for the M2 note receivable.

Net income for the first nine months of fiscal year 2004 was $484,000 or $0.03 per basic share and $0.02 per diluted share, a significant improvement from a $4.0 million net loss, including a $43,000 loss from discontinued operations, for the nine months ended October 31, 2002.

Highlights

Customer transactions and recent highlights:

•	Announced the release of Optio Print ManagerTM. In the first seven weeks of its release, five major corporations selected this solution to strengthen their document printing infrastructure and reduce costs. Optio Print Manager extends the reach of Optio’s solutions by providing assured delivery of printed documents and reports across enterprise network environments that span departments, locations, factories, divisions and multinational boundaries. It also enables organizations to easily manage enterprise print resources and load balance print jobs from a centralized management console.

•	Announced the formation of the Optio Software Customer Advisory Board. The focus of the customer advisory board is to gather input and suggestions regarding ways that Optio might enhance the overall customer experience, share its strategic vision in an open discussion format with key customers, understand business, economic and technology trends that influence customer requirements, and learn about innovative solutions created through the use of Optio solutions.

•	Announced the achievement of certification for Oracle® Warehouse Management (Oracle WMS) and Oracle Mobile Supply Chain Application (Oracle MSCA) applications. The certification process for Optio’s e.ComIntegrateTM offering includes the successful demonstration of facilities such as: visual design and mapping of Oracle data into Oracle WMS and Oracle MSCA labels, data passing using XML, inclusion of multiple format barcodes, support for a variety of printer types (direct thermal / thermal transfer), enhancing data with identifiers and other key capabilities.

•	Significant new customers include Hamilton Sunstrand, ReView Video LLC, Midmark Corporation and Johns Hopkins University Applied Physics Laboratory.

“We are pleased with the company’s ability to continue year to date profitability, improve our cash position and reduce days sales outstanding,” said C. Wayne Cape, Optio’s Chairman, President and CEO. “With the introduction of new products that complement our core offerings, valuable input from our Customer Advisory Board and expansion of our strategic relationships, we look forward to the opportunities they will provide us in the future.”

About Optio Software, Inc.

Optio Software, Inc. provides infrastructure software that improves the quality of an organization’s communications with customers, suppliers, partners and employees by capturing information from critical data sources and applications, customizing that information for the specific needs of those varied audiences, and delivering and exchanging that information over a global network of digital destinations and formats. Optio’s customers span the manufacturing, distribution, healthcare, financial service and public sector. Founded in 1981, Optio Software is headquartered in Atlanta, Georgia, with satellite offices in France, Germany and the United Kingdom. For more information, please visit: www.optiosoftware.com.

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Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Quarterly Report on Form 10-Q. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q that Optio has filed.

Contact:

Caroline Bembry

Optio Software, Inc.

770-576-3500

cbembry@optiosoftware.com

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Revenue:
License fees	$2,052	$2,577	$6,635	$7,983
Services, maintenance, and other	4,326	4,517	12,967	13,292

	6,378	7,094	19,602	21,275
Cost of revenue:
License fees	59	104	285	362
Services, maintenance, and other	1,521	1,746	4,592	6,261

	1,580	1,850	4,877	6,623

	4,798	5,244	14,725	14,652
Operating expenses:
Sales and marketing	2,119	2,929	6,858	10,039
Research and development	978	1,015	2,969	3,390
General and administrative	1,076	1,529	3,367	5,097
Impairment of M2 note receivable	900	—	900	—
Depreciation and amortization	122	232	443	704

	5,195	5,705	14,537	19,230

Income (loss) from operations	(397)	(461)	188	(4,578)
Other income (expense):
Interest income	41	57	132	179
Interest expense	(5)	(10)	(13)	(30)
Other	4	(12)	31	23

	40	35	150	172

Income (loss) before income taxes	(357)	(426)	338	(4,406)
Income tax benefit	—	—	146	485

Income (loss) from continuing operations	(357)	(426)	484	(3,921)

Loss from discontinued operations	—	—	—	(43)

Net income (loss)	$(357)	$(426)	$484	$(3,964)

Net income (loss) per share—basic	$(0.02)	$(0.02)	$0.03	$(0.21)

Net income (loss) per share—diluted	$(0.02)	$(0.02)	$0.02	$(0.21)

Weighted average shares outstanding—basic	19,214,942	19,127,498	19,174,225	18,907,112

Weighted average shares outstanding—diluted	19,214,942	19,127,498	20,956,617	18,907,112

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2003	January 31, 2003
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities	$4,374	$3,902
Accounts receivable, net	3,768	4,112
Notes receivable from M2	310	101
Other current assets	220	1,605

Total current assets	8,672	9,720

Property and equipment, net	592	912
Notes receivable from M2	2,448	3,571
Other assets	120	240

Total Assets	$11,832	$14,443

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$658	$1,656
Other accrued liabilities	1,941	3,657
Deferred revenue	5,625	5,849
Current portion of debt and capital lease obligations	74	118

Total current liabilities	8,298	11,280

Long-term portion of debt and capital lease obligations	110	167
Long-term accrued expenses	101	130
Deferred revenue	—	92

Shareholders’ equity	3,323	2,774

Total liabilities and shareholders’ equity	$11,832	$14,443